UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2007

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2007, The Williams Companies, Inc. (the "Company") entered into an Amendment Agreement (the "Amendment") among the Company, Williams Partners L.P. ("MLP"), Northwest Pipeline Corporation ("NWP"), Transcontinental Gas Pipe Line Corporation ("TGPL" and together with the Company, MLP and NWP, the "Borrowers"), the Banks (as defined below) and Citibank, N.A., as administrative agent, amending the Credit Agreement, dated as of May 1, 2006 (the "Credit Agreement"), among the Borrowers, the banks, financial institutions and other institutional lenders that are parties thereto (the "Banks") and Citibank, N.A., as administrative agent. Among other things, the Amendment modifies the pricing grid that determines what pricing applies to loans made under the Credit Agreement and extends the maturity date of the Credit Agreement to May 1, 2012.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) None
(d) Exhibits

Exhibit 10.1 Amendment Agreement, dated May 9, 2007, among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, certain banks, financial institutions and other institutional lenders and Citibank, N.A., as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

May 15, 2007	By:	Brian K. Shore

Name: Brian K. Shore
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Agreement, dated May 9, 2007, among The Williams Companies, Inc., Williams Partners L.P., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, certain banks, financial institutions and other institutional lenders and Citibank, N.A., as administrative agent.